UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

Volkswagen Auto Lease Underwritten Funding, LLC
VW Credit Leasing, LTD.
Volkswagen Auto Lease Trust 2002-A

(Exact Name of Registrant as Specified in Charter)

EXHIBITS

Delaware	333-99199	11-365048-3

38-6738618

(State or other jurisdiction of Incorporation)	(Commission File Number)	(Registrants’ IRS Employer Id. Nos.)

3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 754-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

     On December 20, 2004, The Bank of New York, as indenture trustee, made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to Volkswagen Auto Lease Trust 2002-A. A copy of this Servicer Certificate, which relates to the December 20, 2004 monthly payment and the Collection Period ended November 27, 2004, provided to The Bank of New York, as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibits	(c)

Exhibit 99.1	Volkswagen Auto Lease Trust Filed 2002-A Servicer Certificate for the Collection Period ended November 27, 2004 provided to The Bank of New York, as indenture trustee. (Filed with this report.)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Dated: Dec. 20, 2004	Volkswagen Auto Lease Underwritten Funding, LLC

	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

VW Credit Leasing, LTD.
	By:	VW Credit, Inc. as Servicer

	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Volkswagen Auto Lease Trust 2002-A
	By:	VW Credit, Inc. as Administrator

	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Exhibit Index

No.	Description
Exhibit 99.1	Volkswagen Auto Lease Trust Filed 2002-A Servicer Certificate for the Collection Period ended November 27, 2004 provided to The Bank of New York, as indenture trustee. (Filed with this report.)